EXHIBIT 5.2

Exhibit 5.2

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 tel (212) 259-8000 fax (212) 259-6333

            April 13, 2009

MDU Resources Group, Inc.
1200 West Century Avenue, P.O. Box 5650
Bismarck, North Dakota  58506-5650

Ladies and Gentlemen:

We are acting as counsel for MDU Resources Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-8 (the "Registration Statement") for the registration of 3,000,000 shares of the Company's common stock, par value $1.00 per share (the "Stock"), to be issued and sold pursuant to the Company's 401(k) Retirement Plan (the "Plan").

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof, (iii) resolutions adopted by the Board of Directors of the Company, dated February 12, 2009, relating to the Registration Statement and authorizing the issuance and sale of the Stock and (iv) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, resolutions, instruments, certificates, records and documents.  We have also assumed the regularity of all corporate procedures.

New York   |   London multinational partnership   |   Washington, DC
Albany   |   Almaty   |   Beijing   |   Boston   |   Brussels   |   Chicago   |   Doha   |   Dubai
 Frankfurt   |   Hong Kong   |   Houston   |   Johannesburg  (pty ) ltd.  |   Los Angeles   |   Milan   |   Moscow
Paris multinational partnership   |   Riyadh affiliated office   |   Rome   |   San Francisco   |   Silicon Valley   |   Warsaw

MDU Resources Group, Inc.
April 13, 2009

Based upon and subject to the foregoing, and subject to the further limitations and qualifications expressed below, we are of the opinion that:

1.           When the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming shall have issued orders authorizing the issuance and sale of the Stock, and the Stock shall have been issued, sold and delivered in compliance with the authority contained in such orders, in accordance with the terms and provisions of the Plan and for the consideration contemplated thereby, such Stock will be validly issued, fully paid and non-assessable.

2.           The Stock to be purchased on the open market is validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws and the federal laws of the United States.  Insofar as this opinion involves determinations regarding regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the issuance and sale of the Stock, we have relied upon an opinion of even date herewith addressed to you by Paul K. Sandness, General Counsel of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained under the heading "Interests of Named Experts and Counsel" in said Registration Statement and any amendments thereto.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                     Very truly yours,

                     /s/ Dewey & LeBoeuf LLP